Exhibit 99.1

2 2 Investor Relations Contacts

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation; and,  failure to implement part or all of the Company’s new ERP system could result in impairment charges that adversely impact BB& T’s financial condition and results of operations and could result in significant additional costs to BB&T. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity and related ratios are non - GAAP measures. The return on average risk - weighted assets is a non - GAAP measure . BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation .  The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adj ust ed to remove the impact of loans that are or were covered by FDIC loss sharing agreements. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to o the r periods presented or to other portfolios that were not impacted by purchase accounting.  Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amortizat ion of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s perfo rma nce. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significa nt gains and charges.  Adjusted non - interest expenses exclude loss on early extinguishment of debt, FHA - insured mortgage loan reserve adjustment, mortg age loan indemnification reserve adjustment, franchise tax, mortgage reserve adjustments, and merger - related charges and is a Non - GAAP measure. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.  Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial acquisition from the cal culation of net interest margin provides investors with useful information related to the relative performance of the remainder of BB&T’s earning assets.  Adjusted net charge - offs, the adjusted ratio of net charge - offs to average loans and the allowance to adjusted net charge - offs ratio are non - GAAP measures that adjust net charge - offs to exclude the impact of a process change that resulted in accelerated recognition of charge - offs in the non - prime automobile lending portfolio during the quarter ended March 31, 2014 and net charge - offs associated with certain loan sales during the quarter ended September 30, 2014. BB&T’s management believes these adjustments increase comparability of period - to - period results and believes that investors may find them useful in their analysis of the Corporation . A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s First Quarter 2015 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com.

4 BB&T is… ▪ A values - driven highly profitable growth organization. While we have had a very successful merger history, our primary focus is on organic growth; nonetheless, we are well positioned for strategic opportunities. ▪ Our fundamental strategy is to deliver the best value proposition in our markets. Recognizing value is a function of quality to price, our focus is on delivering high quality client service resulting in the Perfect Client Experience. ▪ Our over - arching purpose is to achieve our vision and mission, consistent with our values, with the ultimate goal of maximizing shareholder returns.

5 5 1 Excludes home office deposits 2 Number of branches per state as of November 12, 2014 3 Deposit Market Share data as of June 30, 2014 4 Includes Citi and pending Bank of Kentucky and Susquehanna branches. Source : FactSet, FDIC, SNL DataSource State # of Branches 2 Deposits 3,4 State Rank 4 North Carolina 1 358 $ 25.7 bn Virginia 361 $ 21.5 bn Florida 326 $ 15.8 bn Georgia 161 $ 11.4 bn Maryland 4 167 $ 9.6 bn Pennsylvania 4 172 $ 9.1 bn South Carolina 114 $ 7.3 bn Texas 123 $ 6.6 bn Kentucky 4 113 $ 5.7 bn West Virginia 4 81 $ 5.2 bn Alabama 88 $ 3.4 bn Tennessee 52 $ 2.5 bn District of Columbia 13 $ 2.0 bn New Jersey 4 28 $ 1.6 bn Indiana 2 NM Ohio 4 1 NM Total # of Branches 2,160 BB&T Corporation Among the Top 10 Largest U.S. Financial Institutions 3 Completed acquisitions from Citibank in June 2014 and March 2015 BB&T The Bank of Kentucky Susquehanna 7 7 NM 3 2 6 5 12 2 3 5 1 5 NM 8 26

6 6 27 Banking Regions Local decision - making Centralized support system Foundation for our sales and service culture model … and Diverse Non - Bank Businesses Premier Model for Community Banking…

7 7 BB&T Corporation * Includes Citi and pending Bank of Kentucky and Susquehanna branches Corporation footprint as of 11/12/2014

8 8 BB&T Has a Proven Ability to Generate Above Peer Returns in Differing Markets Source: SNL Financial. Branch and deposit data as of June 30, 2014 Texas ▪ Acquisition of 63 branches ($3.5 billion in deposits) from Citibank ▪ 37 de novo branches since 2012 ▪ Branch presence has grown from 22 to 123 since our Colonial acquisition ▪ Fastest growing market in our franchise ▪ 42% YTD loan growth Cincinnati ▪ Acquisition of The Bank of Kentucky ($1.8 billion in assets) ▪ #1 in Northern Kentucky ▪ #7 in Cincinnati MSA ▪ Exciting opportunity to grow around the broader Cincinnati market Pennsylvania ▪ Pennsylvania will be the 3 rd most populous state in BB&T’s footprint ▪ Lancaster will be the 3 rd most populous MSA where BB&T has a #1 market share ▪ Meaningful presence around Lancaster and greater Philadelphia markets Completed acquisitions from Citibank in June 2014 and March 2015 BB&T The Bank of Kentucky Susquehanna

9 9 BB&T Has Growing Presence in 7 of the Top 10 Markets Rank of Largest 100 MSAs MSA Population Population Growth Median Income Median Age Average Rank Dallas - Fort Worth - Arlington, TX 4 7 34 12 14.3 Houston - The Woodlands - Sugar Land, TX 5 6 35 11 14.3 Washington - Arlington - Alexandria, DC - VA - MD - WV 7 13 1 42 15.8 Austin - Round Rock, TX 35 1 25 10 17.8 Denver - Aurora - Lakewood, CO 21 11 19 34 21.3 San Diego - Carlsbad, CA 17 36 23 19 23.8 Raleigh, NC 46 3 18 28 23.8 Riverside - San Bernardino - Ontario, CA 13 28 46 9 24.0 Atlanta - Sandy Springs - Roswell, GA 9 20 44 24 24.3 San Antonio - New Braunfels, TX 25 8 51 13 24.3 Source: SNL Financial

10 10 Diversification Drives Revenue and Productivity **Based on segment revenues, excluding other, treasury and corporate 2.2% 1.8% 1.8% Superior Performance… BB&T National Peers Largest 4 Banks Revenue/average assets 2004 - 2014 …With Less Volatility 1 0.3% 0.4% 0.4% Revenue/average assets standard deviation 2004 - 2014 BB&T National Peers Largest 4 Banks Data per SNL Financial and as of 12/31/2014 National peer group: CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION Largest 4 BHCs: BAC, C, JPM, WFC 1 Volatility measured as standard deviation of PPNR/Average Asset ratios Revenue Diversification by Segment** f or period ending 3/31/15 Community Banking 44% Residential Mortgage Banking 8% Dealer Financial Services 8% Specialized Lending 7% Financial Services 14% Insurance Holdings 19%

11 11 Solid Loan Growth 1 1 Excludes loans held for sale $115.1 $117.1 $118.6 $118.3 $118.8 $110.0 $112.0 $114.0 $116.0 $118.0 $120.0 1Q14 2Q14 3Q14 4Q14 1Q15 Average Loans Held for Investment ($ in billions) ▪ Excluding Residential mortgage, loans grew 5.4% annualized vs. 4Q14 ▪ Experienced robust loan growth vs. 4Q14 in certain categories:  BB&T Equipment Finance, up 17.5% annualized  C&I, up 10.7% annualized  Sales finance, up 9.9% annualized  Regional Acceptance, up 6.7% annualized ▪ Mortgage balances declined due to management’s continuing strategy to sell all conforming loan production and the impact of prior quarter loan sales ▪ Expect loan growth of 3% - 5% (7% - 9% excluding mortgage) on a linked quarter basis in 2Q15

12 12 ▪ Less dependent on higher - risk portfolios  Reduced Land and Construction allocation by 80%+ since 2007  Within Consumer Real Estate: Reduced Alt - A and Interest - only loans (see above) ▪ Pro - forma merger adjusted mix brings portfolio closer to target mix in CRE Other and Consumer RE BB&T Portfolio Mix Improvement Over Time Portfolio De - Risking and Re - Positioning Largely Complete Consumer Real Estate Composition Over Time Source: Y - 9C via SNL. RMO Analytics and Business Intelligence 18% 18% 16% 23% 30% 31% 32% 32% 7% 6% 5% 4% 4% 3% 36% 36% 33% 35% 37% 40% 42% 43% 15% 18% 18% 17% 15% 13% 13% 15% 8% 8% 8% 6% 5% 3% 3% 2% 10% 8% 6% 5% 4% 3% 3% 2% 12% 12% 9% 7% 5% 4% 3% 2% 1% 1% 1% 1% 1% 1% 1% 1% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2007Q4 2008Q4 2009Q4 2010Q4 2011Q4 2012Q4 2013Q4 2014Q4 Subprime Alt A Closed End - Jr. Lien Interest Only Revolving Portfolio (non-agency) Covered + Gov't Insured Conforming Illustrative of Consumer RE product mix ($38.4 Bn outstanding, 32% of loans as of 12/31/2014).

13 13 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 BBT Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 2011 2012 2013 2014 $50,000 Source : Dealogic ; data includes leveraged loan volumes Peers include: CMA, MTB, PNC, USB, WFC BB&T Has Avoided Riskier Leveraged Loans $100,000 $150,000 ~

14 14 Improved Deposit Mix and Cost $125.7 $129.6 $130.6 $130.3 $129.5 0.27% 0.26% 0.26% 0.25% 0.25% 0.20% 0.25% 0.30% 0.35% 0.40% $100.0 $110.0 $120.0 $130.0 $140.0 1Q14 2Q14 3Q14 4Q14 1Q15 Total Interest-Bearing Deposit Cost ▪ Overall Noninterest Bearing DDA growth vs. 4Q14 was 5.9% annualized ▪ Personal, business and public funds DDA growth totaled 11.3%, 14.1% and 17.4% respectively vs. 1Q14 ▪ Average noninterest - bearing deposit mix was 30.6% in 1Q15 vs. 28.2% in 1Q14 ▪ Cost of Total Deposits was 0.25% in 1Q15 vs. 0.27% in 1Q14 Average Total Deposits ($ in billions) $35.4 $36.6 $38.1 $39.1 $39.7 $30.0 $33.0 $36.0 $39.0 $42.0 1Q14 2Q14 3Q14 4Q14 1Q15 Average Noninterest - Bearing Deposits ($ in billions)

15 15 Significantly Improved Deposit Mix and Cost 0.69% 0.43% 0.32% 0.26% 0.25% 0.20% 0.40% 0.60% 0.80% 2011 2012 2013 2014 1Q15 Interest Bearing Deposits Cost of Funds 20.4% 22.7% 26.4% 28.9% 30.7% 16.0% 20.0% 24.0% 28.0% 32.0% 2011 2012 2013 2014 1Q15 DDA Mix $ 22.9 $ 28.9 $ 33.9 $37.3 $ 39.7 $20,000 $25,000 $30,000 $35,000 $40,000 2011 2012 2013 2014 1Q15 DDA Growth ($ in billions)

16 16 Credit Quality Improved Across the Board 1 ▪ NPAs declined 2.2% vs. 4Q14 ▪ Delinquent loans declined 19.6% ▪ Net charge - offs decreased 12.9% ▪ Performing TDRs decreased 5.1% ▪ Management expects 2Q15 net charge - offs to be 35 - 40 bps ▪ Expect NPAs to remain stable for the foreseeable future 0.59% 0.52% 0.50% 0.42% 0.40% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q14 2Q14 3Q14 4Q14 1Q15 Total Nonperforming Assets as a Percentage of Total Assets Annualized Net Charge - offs / Average Loans 1 Includes acquired from FDIC; excludes loans held for sale 2 Excludes the impact of $23 million process change that resulted in accelerated recognition of charge - offs in the non - prime auto mobile lending portfolio 3 Excludes $15 million of net charge - offs related to sale of loans consisting primarily of TDRs 0.41% 0.48% 2 0.48% 0.43% 3 0.34% 0.56% 0.39% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q14 2Q14 3Q14 4Q14 1Q15 Core Charge-offs Other Charge-offs

17 17 Allowance Coverage Ratios Remain Strong 2.54x 3.28x 2.67x 3.21 3.60x 1.82x 1.89x 1.92x 2.39 2.45x 0.00 1.00 2.00 3.00 4.00 5.00 1Q14 2Q14 3Q14 4Q14 1Q15 ALLL to Net Charge-offs ALLL to NPLs HFI ▪ Coverage ratios remain strong at 3.60x and 2.45x for the allowance to net charge - offs and NPLs, respectively ▪ Criticized and classified ratios continue to decline ▪ Allowance includes adjustment for energy - related credits following a full review of the portfolio ▪ Management continues to anticipate no ALLL releases in future quarters ALLL Coverage Ratios

18 18 Net Interest Margin Relatively Stable in 1Q15 3.52% 3.43% 3.38% 3.36% 3.33% 3.29% 3.22% 3.20% 3.20% 3.18% 3.22% 3.16% 3.07% 3.02% 2.99% 2.75% 3.25% 3.75% 1Q14 2Q14 3Q14 4Q14 1Q15 Reported NIM Core NIM Peers ▪ 1Q15 NIM declined 3 bps vs. 4Q14 as a result of:  Lower yields on new loans  Runoff of assets acquired from the FDIC Partially offset by:  Improved funding mix changes ▪ Expect NIM to decline 6 - 8 bps in 2Q15 due to the lower rate environment and runoff of acquired assets ▪ Net interest income is expected to be flat in 2Q15 compared to 1Q15 ▪ Became more asset sensitive due to changes in funding mix Net Interest Margin 1 0.33% 0.74% 1.46% 2.06% - 0.18% 0.99% 1.90% 2.55% -0.20% 0.80% 1.80% 2.80% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 12/31/14 Sensitivities as of 03/31/2015 Rate Sensitivities 1 Excludes assets acquired from the FDIC. See non - GAAP reconciliations included in the attached Appendix 2 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 2

19 19 Strong Fee Income ▪ Insurance income was a record $440 million, up $31 million vs. 4Q14 primarily due to seasonal growth in employee benefits commissions ▪ Mortgage banking income declined $18 million vs. 4Q14 primarily reflecting lower net mortgage servicing rights income ▪ Investment banking and brokerage fees and commissions declined $18 million driven by decreased capital markets activity ▪ Management expects growth across all major fee categories in 2Q15 43.6% 44.7% 44.3% 46.2% 45.8% 36.7% 37.7% 37.6% 37.9% 38.2% 35.0% 40.0% 45.0% 50.0% 1Q14 2Q14 3Q14 4Q14 1Q15 Fee Income Ratio 1,2 BB&T Peers 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconciliations included in the attached Appendix 2 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation 3 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 3

20 20 1 Based on segment revenues, excluding other, treasury and corporate; segment methodologies have changed over time 2 2015 Revenue Mix for quarter ending 03/31/2015 Community Banking 60% Residential Mortgage Banking 9% Dealer Financial Services 8% Specialized Lending 2% Financial Services 10% Insurance Holdings 11% 2009 Revenue Mix 1 Progress in Fee Income Diversification 2015 Revenue Mix 1,2 Community Banking 44% Residential Mortgage Banking 8% Dealer Financial Services 8% Specialized Lending 7% Financial Services 14% Insurance Holdings 19%

21 21 Highlighting BB&T Insurance Holdings ▪ 5 th largest distributor of insurance products in the U.S. and 6 th largest in the World 1 ▪ Founded 1922 ▪ Largest insurance wholesaler in the U.S. ▪ Largest life insurance wholesaler in the U.S. ▪ Second largest P&C wholesaler in the U.S. ▪ Third largest MGU network in the U.S. ▪ Approximately $18 billion in premium volume ▪ “Top 5 Performer” with most of our top 25 insurance partners – largest market for many ▪ 199 locations across the United States ▪ Steady, logical acquisition strategy 1 Source: Business Insurance Magazine, July 2014 - based on total brokerage revenue

22 22 The Industry’s Most Diversified Platform ▪ BB&T Insurance Services, Inc.  98 retail insurance agency locations focused on small to mid - sized accounts in our banking footprint  Key unit for carrying out Integrated Relationship Management strategy (IRM) ▪ BB&T Insurance Services of California, Inc.  12 retail insurance agency locations focused on small to mid - sized accounts ▪ McGriff, Seibels and Williams, Inc.  10 retail insurance locations focused on large accounts (Fortune 1000) throughout the U.S. ▪ CRC / Crump P&C  #2 P&C wholesaler in the U.S.  50 wholesale insurance locations nationwide; brokerage and managing general agency operations (Southern Cross / Tapco ) ▪ AmRisc , LLP  #3 Managing General Underwriter in the U.S. (no risk assumption)  Focused primarily on wind - based, catastrophe - prone property ▪ American Coastal Insurance Company  Underwrites Florida - based commercial condominium properties ▪ Crump Life Insurance Services  #1 wholesale distributor of life insurance in the U.S.  23 wholesale insurance locations nationwide Retail Wholesale

23 23 Strong Revenue Contributions From Diverse Platform Revenue by Company March 31, 2015 McGriff 12% BB&T Insurance Services of California 7% BB&T Insurance Services 28% CRC 18 % Southern Cross Tapco 5% AmRisc 11% American Coastal 8% Crump Life 10%

24 24 Strategic Advantages of Insurance Holdings ▪ Insurance products are sound, complementary financial services needed and valued by our clients ▪ Provides clients with ready access to in - house risk management expertise ▪ Broadens connections and relationships in the macro Financial Services industry ▪ Broadens product offerings to prospects – creates more opportunity to satisfy client needs ▪ No credit risk / no credit cycle ▪ Provides more stable revenues in stress environments ▪ Key diversifier compared to our interest sensitive businesses ▪ Models well under CCAR stress scenarios

25 25 Diversification of BB&T’s Revenues ▪ Revenues are not interest sensitive, providing stability to BB&T’s revenues ▪ Not subject to the dynamics of credit cycles ▪ Provides broader product offering to clients and improves the ability to increase “ share of wallet ” ▪ Increases stability of BB&T’s revenues as insurance contribution has increased in recent years 31% 31% 31% 30% 29% 30% 33% 35% 39% 43% 12% 13% 13% 13% 12% 12% 12% 14% 16% 18% 0% 10% 20% 30% 40% 50% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 % of Core Non-Interest Income % of Core Revenue Revenue Contribution 2005 - 2014 Source: Wells Fargo Equity Research

26 26 Insurance Services Performance – Peer Comparison 17.3% 19.6% 20.2% 21.0% 18.6% 21.5% 19.3% 23.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2011 2012 2013 2014 Peer Median BB&T 2.8% 4.0% 3.1% 4.0% 3.4% 4.8% 3.9% 7.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2011 2012 2013 2014 Peer Median BB&T Organic Revenue Growth 1 EBITDA margins 2 1 1 Note: Peers include AJ Gallagher, Aon, Brown & Brown, Marsh & McLennan and Willis. (1): Organic revenue growth for AJG, brokerage segment organic change in base commissions and fees; AON, organic change in commissions and fees fo r risk solutions insurance segment; BRO, core organic commissions and fees; MMC, organic growth in base commissions and fees; WSH, organic commissions and fee growth. BB& T e xcludes American Coastal. (2): EBITDA margin calculated as EBITDA as a percentage of total revenues. BB&T EBITDA margin excludes American Coas tal , one time events which effected 2014 results, and includes 45.75% of Intercompany charges in FY2011 and FY2012. Source: Company filings.

27 27 Growing a Valuable Franchise Putting BB&T Insurance in the Context of Brokerage Peers  BB&T Insurance is a significant Top 5 U.S. insurance broker  Brokerage businesses are highly cash generative, require minimal capital expenditures and are well positioned as intermediaries  These businesses are highly valued by investors as evidenced by market valuations for the publicly traded brokers of 9x to 11x EBITDA 1 2013 U.S. Brokerage Revenue Rank Company ($BN) 1. Aon $5.6 2. Marsh & McLennan 5.5 3. Arthur J. Gallagher 2.1 4. Willis Group 1.7 5. BB&T Insurance 1.5 6. Brown & Brown 1.4 7. Wells Fargo 1.4 8. Lockton 0.8 9. USI Holdings 0.8 10. Hub International 0.8 11. National Financial Partners 0.7 12. Alliant Insurance Services 0.5 13. AssuredPartners 0.3 14. Jardine Lloyd Thompson Group 0.2 15. Leavitt Group 0.2 1 Includes AON, Arthur J. Gallagher, Brown & Brown, Marsh & McLennan and Willis Group. Based on 2014E projections. Source: Business Insurance.

28 28 Noninterest Expense Up Due To Seasonal Factors ▪ Personnel expense increased primarily due to an $18 million increase in pension plan and $22 million seasonal increase in payroll taxes, offset by a decline in FTEs of approximately 150 ▪ Other expense increased $42 million, primarily due to prior period benefits for franchise taxes and insurance - related expense ▪ 1Q15 effective tax rate was 30.6%; expecting effective tax rate for 2Q15 to remain stable ▪ Expect positive operating leverage in 2Q15 ▪ Excluding merger - related charges, management expects expenses to increase 2 - 4% in 2Q15 compared to 1Q15, driven by annual merit increases, production - related incentives, IT and professional costs, and the acquisitions ▪ Management currently expects to record an after - tax gain of approximately $100 million in 2Q15 in connection with the STARS transaction  Management currently intends to record a similar amount of losses in 2Q15 in connection with a debt restructuring 1 Excludes certain items. See non - GAAP reconciliations included in the attached Appendix 2 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation 3 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 58.2% 58.4% 58.7% 55.6% 58.5% 64.2% 63.0% 62.6% 64.2% 64.4% 55.0% 60.0% 65.0% 70.0% 1Q14 2Q14 3Q14 4Q14 1Q15 Efficiency Ratio 1,2 BBT Peers 3

29 29 Long - term Drivers of Financial Performance Earnings growth – including acquisitions and buyback 7% - 9% Return on common equity – target capital levels 13% - 15% Return on assets 1.30% - 1.50% Targeted credit loss range 0.50% - 0.70% Targeted loan growth 4% - 6% Targeted total deposit growth (grow low cost deposits disproportionately) 4% - 6% Targeted noninterest income growth 6% - 8% Targeted net new households / optimize cross - sell 2% Targeted efficiency 53% - 55%

30 30 Strong Funding and Liquidity ▪ BB&T’s 1Q15 LCR was 130% vs. the January 1, 2016 minimum requirement of 90% ▪ BB&T’s 1Q15 liquid asset buffer is 13.7% (high quality liquid assets as a percentage of total assets ) ▪ Parent – Sources of Liquidity  Cash on Deposit at Bank = $7.5 billion  Annual Expected Dividends from Bank = $1.6 billion ▪ Parent – Uses of Liquidity  Annual Debt Service and Retirements = $1.2 b illion  Annual Preferred Dividends = $148 million  Annual Common Dividends = $781.2 million $7.6 $6.1 $6.1 $7.6 $7.6 $2.2 $2.2 $2.2 $2.2 $2.2 $4.5 $4.5 $5.2 $4.6 $4.6 $1.0 $1.0 $1.8 $1.8 $1.8 $0 $3 $6 $9 $12 $15 $18 1Q14 2Q14 3Q14 4Q14 1Q15 HoldCo Sr HoldCo Subordinated Bank Sr Bank Subordinated $15.3 $13.8 $15.3 Long - term Funding ($ in billions) $16.2 $16.2

31 31 Among the Lowest Debt Costs 0.77% 0.85% 0.88% 0.90% 0.90% 0.95% 0.95% 1.00% 1.05% 1.25% 1.55% 0.00% 0.50% 1.00% 1.50% 2.00% USB BBT PNC CMA MTB FITB KEY STI HBAN RF ZION 5 Year Bank Debt Spread to U.S. Treasuries 1 1 As of 05/01/2015 based on Senior Holding Company issuance $17.3 $20.0 $27.3 $27.2 $27.1 $29.1 $29.0 $25.4 $23.8 $24.7 $17.7 $17.5 $16.8 $17.4 $17.7 $0 $20 $40 $60 $80 1Q14 2Q14 3Q14 4Q14 1Q15 Borrowing Capacity at Discount Window Securities Available and Eligible as Collateral FHLB Borrowing Capacity $64.1 $66.5 $69.5 Global Excess Liquidity Sources ($ in billions) 35 35 34 31 28 20 25 30 35 40 45 1Q14 2Q14 3Q14 4Q14 1Q15 Parent Company Time to Required Funding (months) $68.4 $69.5

Capital and Liquidity Strength


Common Equity Tier 1[1]
11.0%
10.0%
9.0%
10.2%
10.2%
10.5%
10.6%
10.5%
1Q14
2Q14
3Q14
4Q14
1Q15[2]
Basel I
Basel III

- Fully phased in common equity Tier 1 ratio under Basel III was approximately 10.3% at March 31, 2015 and December 31, 2014
- BB&T's 1Q15 LCR was 130% vs. the minimum requirement of 90% by January 1, 2016
- BB&T's 1Q15 liquid asset buffer was 13.7% (high quality liquid assets as a percentage of total assets)
- Received a non-objection to our capital plan
  - An increase in the quarterly dividend to $0.27, a 12.5% increase
  - Share buybacks of up to $820 million beginning in the third quarter of 2015
  - Includes acquisitions of Texas branches, The Bank of Kentucky, Susquehanna, and AmRisc

[1] Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented. The ratio for periods prior to 2015 is the Tier 1 common equity ratio, which was based on the definition used for the SCAP assessment. This ratio was a non-GAAP measure. BB&T's management used this measure to assess the quality of capital and believes that investors found the measure useful in their analysis of the Corporation. This capital measures was not necessarily comparable to similar capital measures that may be presented by other companies. Management believes this measure was fairly comparable to Common Equity Tier 1 capital, which is required under Basel III.

[2] Under Transitional Approach

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33 33 (2.7%) (2.8%) (3.0%) (3.4%) (4.0%) (5.3%) (3.2%) (3.4%) (4.0%) (4.8%) (6.0%) -7.0% -6.0% -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% STI HBAN USB MTB CMA KEY FITB BBT PNC RF ZION Change to Minimum CET1 – CCAR 2015 Normalizing for the impact of M&A on the CCAR 2015 results, the change to the minimum CET1 would be 2.3%. (1.6%) (1.9%) (2.4%) (2.5%) (3.0%) (3.1%) (3.2%) (3.3%) (3.6%) (4.3%) (5.0%) -6.0% -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% BBT MTB STI RF FITB CMA KEY USB PNC HBAN ZION Change to Minimum CET1 – CCAR 2014 Capital Levels More Resilient Under Stress

34 34 Strong Minimum Capital Levels Under Stress 8.2% 7.6% 7.6% 7.2% 7.1% 7.0% 7.0% 7.0% 6.8% 6.4% 5.9% 5.0% 6.0% 7.0% 8.0% 9.0% KEY CMA HBAN STI BBT MTB PNC RF USB FITB ZION Minimum Common Equity Tier 1 Ratio (CCAR) 8.7% 8.5% 8.5% 8.4% 8.3% 8.2% 8.2% 7.6% 7.6% 7.5% 6.6% 6.0% 7.0% 8.0% 9.0% BBT KEY USB MTB PNC HBAN STI CMA RF FITB ZION Minimum Tier 1 Capital Ratio (CCAR) Graphs reflect Supervisory Severely Adverse scenarios

35 35 Strong Minimum Capital Levels Under Stress 11.4% 11.1% 10.9% 10.7% 10.5% 10.4% 10.4% 10.3% 10.2% 9.7% 8.8% 8.0% 9.0% 10.0% 11.0% 12.0% BBT PNC MTB USB FITB HBAN KEY CMA STI RF ZION Minimum Total Risk - Based Capital Ratio (CCAR) 8.0% 7.8% 7.3% 7.1% 7.0% 6.9% 6.8% 6.6% 6.4% 6.4% 5.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% KEY CMA PNC USB HBAN STI FITB BBT MTB RF ZION Minimum Tier 1 Leverage Ratio (CCAR) Graphs reflect Supervisory Severely Adverse scenarios

36 36 Among Lowest Loan Losses Under Stress 4.2% 4.5% 4.5% 4.6% 4.7% 5.0% 5.2% 5.6% 6.5% 6.5% 6.9% 0.0% 2.0% 4.0% 6.0% 8.0% HBAN CMA STI BBT PNC KEY MTB FITB USB ZION RF Loan Loss Rate: Total Portfolio ( 9 - Quarter) 5.6% 3.8% 3.4% 3.3% 3.3% 3.3% 3.3% 3.2% 3.0% 2.4% 1.1% 0.0% 2.0% 4.0% 6.0% USB BBT FITB HBAN KEY MTB PNC STI RF CMA ZION Pre - Provision Net Revenue (9 - Quarter)

37 37 2015 Capital Actions Include 12.5% Increase in Quarterly Dividend 15 - 25% 30 - 50% 30 - 50% Organic Dividends 2 Strategic Buyback Special Dividends 26% 42% 33% Targeted Payout Strategy 2015 CCAR Plan 1 Organic Buyback Dividends 2 38% 1 Based on consensus earnings as of March 11, 2015 2 Includes preferred dividends Pending Acquisitions

38 38 Dividend Yields Should Continue to Increase 2.8% 2.8% 2.5% 2.3% 2.3% 2.3% 2.2% 2.2% 2.1% 1.9% 0.9% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% BBT FITB RF HBAN STI USB MTB PNC KEY CMA ZION Post CCAR Dividend Yield Source: CLSA and Company Reports; Note: Assumes bank - announced capital actions post 2015 CCAR

39 39 Strong Total Shareholder Returns Since the Recession 9.9% 7.5% 7.1% 7.0% 2.8% - 1.3% - 1.7% - 3.9% - 4.5% - 6.6% - 9.9% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% MTB PNC BBT USB CMA HBAN FITB STI KEY ZION RF 12/31/2007 – 03/31/2015 1 Period: Quarterly (Annualized) Source: Bloomberg

40 40 BB&T’s Stock Performance Was the Most Consistent During the Crisis 29.8% 23.8% 19.9% 19.4% 19.2% 11.6% 7.4% 7.3% 6.4% 4.0% 2.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% BBT MTB PNC CMA USB KEY STI ZION RF HBAN FITB 10 - Year Low as a % 10 - Year High Source: SNL Financial. 10 year performance reflects closing prices from 12/31/04 – 12/31/14.

41 41 Among Highest Rated Regional Banks ▪ BB&T has a strong risk profile  A track record of foregoing excessive growth in overheated markets  BB&T has not been active in the leveraged loan market  BB&T performs very well in forward - looking stress tests  BB&T’s capital position is resilient under stress - Even during the crisis, BB&T grew capital, largely organically BBB - AA - BBB+ A - A Average Peer Group Debt Ratings Sources: Bloomberg, SNL As of 4/24/15 Averages reflect ratings by Moody’s, S&P, Fitch, and DBRS BBB

BB&T’s Culture

43 43 2015 Key Strategic Objectives ▪ Deliver the BB&T Value Promise enterprise - wide and across all delivery channels thereby creating the Perfect Client Experience ▪ Ensure a strong associate value proposition ▪ Drive revenue growth in a very challenging environment both organically and through strategic opportunities ▪ Continue efforts to optimize BB&T’s risk governance framework, including Capital and Liquidity Management, positioning the organization for strategic opportunities ▪ Aggressively control expenses while optimizing our cost structure by reconceptualizing and enhancing the effectiveness of our businesses Become the Best Large Financial Institution in the New World

44 44 Greenwich: BB&T Has the Best Balance of Client Satisfaction and Customer Penetration Among Peers 0% 5% 10% 15% 20% 40% 45% 50% 55% 60% 65% 70% 75% 80% ▪ Preserved our historically high level of client service during a challenging year  Community Bank is alive and well  Winner of 22 excellence awards in 2014 (17 national and 5 regional)  Only bank in top box of client penetration and service quality in Greenwich's Q4 2014 survey of clients with $1 - $250 million in sales Overall Client Satisfaction Compared to Customer Penetration Peer 2 Peer 1 Peer 3 Peer 4 Peer 5 BB&T Peer 6 Peer 8 Peer 9 Customer Penetration (%) Excellent Client Satisfaction (%) Peers include: BAC, FCNCA, JPM, MTB, PNC, RF, STI, SNV, and WFC Note : Cross - hairs are set at the mean for market penetration (Y - axis) and excellent client satisfaction (X - axis). Question: Using a 5 - point scale, from "1" poor to "5" excellent, how do you rate your overall satisfaction with the bank? Which other banks, credit unions, or financial institutions does your company currently use for any product? Source: 2014 Greenwich Associates Market Tracking Program ( BB&T Footprint - $1 - 250 Million – Q4 YTD 2014 ). Peer 7

45 45 Industry Leading Recognition BB&T Ranked First for Overall Customer Experience Among U.S. Retail Banking Websites for the Third Straight Year, Placing First in all Four Customer Experience Categories. Second highest rated regional bank in the country by Forbes America’s Best Banks BB&T was named the 2015 TNS Choice Awards winner for Commercial Banking. This national award names BB&T as the preferred provider for acquiring, developing, and retaining customers.

46 46 Industry Leading Recognition BB&T Retirement and Institutional Services received a top ranking and 33 Best - in - Class awards in the national ‘2014 Defined Contribution Survey,’ conducted by PLANSPONSOR magazine Greenwich Associates recognized BB&T as a “Best Brand” award recipient for 2014. BB&T was one of more than 750 banks evaluated by clients and non - clients in their Brand Study. Training Magazine has ranked us #1 among banks in their “Top 125” list. BB&T ranked 18th overall among all companies .

47 47 The Most Engaged Associates 80 69 87 82 85 80 14 17 11 13 10 13 7 14 3 4 5 7 0% 20% 40% 60% 80% 100% Overall, I am very satisfied working at BB&T. I rarely consider looking for a job outside of BB&T. I am proud to work for BB&T. I would recommend BB&T as an employer. I am motivated to put forth extra effort in my job. Associate Engagement BB&T Enterprise Wide Associate Engagement Favorable Neutral Unfavorable Best Places to Work N orm 68% 2 Industry Norm 59% 1 1 Reported in Kenexa’s 2012/2013 WorkTrends Report 2 Among Best Places to Work , 2013 employee engagement was 68%, demonstrating an upward trend since the low point of 67% in 2010 (2014 Employee Engagement Trends Report , Quantum Workplace).

48 48 Deep and Experienced Executive Management Team Chris Henson Chief Operating Officer Daryl Bible Chief Financial Officer Ricky Brown President, Community Banking Barbara Duck Enterprise Risk Manager Donna Goodrich Deposit Services Manager Kelly King Chairman and Chief Executive Officer Bob Johnson General Counsel and Chief Corporate Governance Officer Clarke Starnes, III Chief Risk Officer . Steve Wiggs Chief Marketing Officer and Lending Group Manager Cynthia Williams Chief Corporate Communic - ations Officer Rufus Yates President and CEO, BB&T Securities Capital Markets Manager Average Age: 56 Average Experience at BB&T: 30 years

49 49 Value System Revenues Superior Shareholder Long - term Returns Value System Attract / Train and Retain the Right People Perfect Client Experience Culture Matters – Values Are Consistent and Important

50 50 BB&T – Since 1872 ▪ Strong diversification in revenue, geography, products, and loan portfolios ▪ Premier community banking model with diverse national businesses ▪ Growing capital markets and corporate banking capabilities ▪ Accelerating growth for risk/return advantaged lending platforms ▪ Most diversified insurance platform in the industry ▪ Strong and improving core deposit base ▪ Focus on long - term stability driven by consistent, conservative risk appetite ▪ Lowest - risk balance sheet and increasing capital distribution ▪ Unique values - driven culture

While we’re performing at a superior level, we believe

Non - GAAP Reconciliations 1 Quarter Ended Reported net interest margin vs. core net interest margin March 31 2015 Dec. 31 2014 Sept. 30 2014 June 30 2014 March 31 2014 Reported net interest margin - GAAP 3.33% 3.36% 3.38% 3.43% 3.52 % Adjustments to interest income for assets acquired from FDIC: Effect of securities acquired from FDIC (0.06) (0.06) (0.06) (0.06) (0.06) Effect of loans acquired from FDIC (0.10) (0.11) (0.13) (0.16) (0.18) Adjustments to interest expense: Effect of interest expense on assets acquired from FDIC 0.01 0.01 0.01 0.01 0.01 Core net interest margin 3.18% 3.20% 3.20% 3.22% 3.29% 53 1 BB&T management uses this measure to evaluate net interest margin, excluding the impact of assets acquired from FDIC and beli e ves this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Non-GAAP Reconciliations[1]

Efficiency and Fee Income Ratios (1)	Quarter Ended March 31 2015	Dec. 31 2014	Sept. 30 2014	June 30 2014	March 31 2014
Efficiency ratio - GAAP	60.7 %	58.3 %	66.0 %	65.6 %	60.0 %
Effect of securities gains (losses), net	-	-	(0.1)	-	-
Effect of merger-related and restructuring charges, net	(0.5)	(0.7)	(0.3)	(0.6)	(0.3)
Effect of mortgage loan indemnification reserves	-	-	-	(1.4)	-
Effect of mortgage reserve adjustments	-	(1.1)	-	-	-
Effect of loss on early extinguishment of debt	-	-	(5.1)	-	-
Effect of franchise tax adjustment	-	0.6	-	-	-
Effect of FDIC loss share accounting	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)
Effect of foreclosed property expense	(0.6)	(0.4)	(0.5)	(0.4)	(0.4)
Effect of FHA-insured mortgage loan reserve adjustment	-	-	-	(3.6)	-
Effect of amortization of intangibles	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
Efficiency ratio - reported	58.5	55.6	58.7	58.4	58.2
Fee income ratio - GAAP	42.5 %	42.7 %	40.7 %	41.0 %	40.1 %
Effect of securities gains (losses), net	-	-	0.1	-	-
Effect of FDIC loss share accounting	3.3	3.5	3.5	3.7	3.5
Fee income ratio - reported	45.8	46.2	44.3	44.7	43.6

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

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